Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Amends and Extends

ABL Credit Facility and Enters into New Term Loan

ABL Amendment Provides Additional Financial Flexibility, Extends Maturity to 2029 and Modifies

Certain Financial Covenants

New Term Loan Adds $25 Million of Increased Borrowing Capacity

HOUSTON — March 18, 2024 — Drilling Tools International Corp. (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, today announced that it has completed an amendment (the “ABL Amendment”) to its existing Amended and Restated Senior Secured Asset-Based Revolving Credit, Security And Guaranty Agreement, with PNC Business Credit, a division of PNC Bank, National Association (the “ABL Credit Facility”).

The ABL Amendment, among other things, increases the borrowing capacity from $60 million to $80 million, improves pricing to SOFR + 2.50%, and removes certain negative financial covenants. Additionally, the maturity date of the ABL Credit Facility has been extended to March 2029.

DTI also announced it has entered into a new $25 million Term Loan (“Term Loan”), also with PNC, to further support its growth strategy. The Term Loan is secured by a mix of rental fleet assets and machinery and equipment. Pricing on the Term Loan is SOFR + 4.00% The Term Loan matures in March 2029.

“Since 2015, we have valued our partnership with and the continued support of PNC, which demonstrates their confidence in our management team, business model and outlook,” said David Johnson, DTI’s Chief Financial Officer. “The completion of this refinancing is an important step in DTI’s trajectory and provides us with more favorable terms under which we can continue to invest in the growth and evolution of the Company, including further expanding our footprint internationally. This influx of capital also gives us additional financial flexibility to execute on our M&A initiatives while we continue to deliver best-in-class products and services to our clients.”

The ABL Amendment and new Term Loan were entered into with PNC Bank acting as the sole lender and PNC Business Credit served as Administrative Agent. Winston & Strawn served as legal counsel for DTI and Holland & Knight represented PNC Business Credit.

Additional details on the Company’s refinancing will be included in today’s Form 8-K filing with the Securities and Exchange Commission, which investors are encouraged to read in its entirety.

About Drilling Tools International Corp.

DTI, with roots dating back to 1984, is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. DTI operates from 16 locations across North America and has 4 International stocking points across Europe and the Middle East. To learn more about DTI visit: www.drillingtools.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to remain the sole North American distributor of the Drill-N-Ream; (4) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (5) DTI’s ability to market its services in a competitive industry; (9) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (6) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (7) DTI’s ability to obtain additional capital; (8) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (9) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (10) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (11) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (12) the potential for volatility in the market price of DTI’s common stock; (13) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (14) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (15) DTI’s ability to maintain the listing of its common stock on Nasdaq. You should carefully consider the risks and uncertainties described in the information presented in DTI’s current report on Form 8-K filed June 27, 2023 (the “8-K”) and the quarterly report on Form 10-Q filed November 14, 2023 (the “10-Q”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed above and in the proxy statement, the 8-K or the 10-Q. All subsequent written or oral forward-looking statements attributable to DTI or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of DTI and described in the 8-K and the 10-Q. DTI undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

DTI Investor Relations

Ken Dennard / Rick Black

InvestorRelations@drillingtools.com

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